Snell & Wilmer L.L.P
                          One Arizona Center
                        Phoenix, Arizona 85004
                           (602) 382-6000


                              December 27, 1996

Intelligent Decision Systems, Inc.
2025 East Beltline Avenue, SE, Suite 400
Grand Rapids, MI 49546

     Re:  Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Intelligent Decision Systems, Inc., a Delaware corporation (the "Company"), in connection with its Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities act of 1933, as amended, relating to the registration for resale from time to time of up to 5,540,500 shares of its Common Stock, $.001 par value (the "Shares"), that may be acquired by certain existing securitiyholders pursuant to the exercise of currently outstanding warrants ("Warrants") and options ("Options").

     In that connection, we have examined the Registration Statement and such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Certificate of Incorporation and the Bylaws of the Company.

     In rendering the opinion set forth herein, we have assumed the Registration Statement being declared effective by the Securities and Exchange Commission (the "Commission") and the offering and sale of the Shares in the manner set forth in the Registration Statement.

     Based upon the foregoing, we advise you that, in our opinion, when the following events have occurred:

     (a) The Registration Statement has become effective under the Securities Act of 1933, as amended.

     (b) The due authorization, registration, and delivery of the certificate or certificates evidencing the Shares; and

     (c) The Shares have been issued and sold in the manner specified in the Registration Statement and the exhibits thereto, in accordance with corporate and governmental authorities and not in violation of any applicable law, agreement, or instrument; then

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Intelligent Decision Systems, Inc.
December 27, 1996
Page 2


     (1) The Shares issuable upon the exercise of the Warrants and Options and the receipt by the Company of the consideration for such Shares in accordance with the terms thereof will be legally issued, fully paid, and non-assessable.

     The foregoing opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware as in effect on the date hereof. We express no opinion as to the application of the various state securities laws to the offer, sale, issuance, or delivery of the Shares.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "legal Matters" in the Registration Statement and in the Prospectus included therein.




                                             Very truly yours,

                                             /s/  Snell & Wilmer L.L.P.